EXHIBIT 23


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements pertaining to the Quad Systems Corporation 1986 Stock Option Plan and Quad Systems Corporation 1993 Stock Option Plan (Form S-8 No. 333-04755) and the Quad Systems Corporation Employee Stock Purchase Plan (Form S-8 No. 33-93436) of our report dated November 6, 1998, with respect to the consolidated financial statements and schedule of Quad Systems Corporation included in Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended September 30, 1998.


                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 25, 1999